Exhibit 99.1
Neurocrine Biosciences Reports Second-Quarter 2026
Financial Results
Total Second-Quarter 2026 Revenue Grew 39% Year-Over-Year to $959 Million
INGREZZA® (valbenazine) 2026 Net Sales Guidance Raised to $2.825 to $2.875 Billion
Acquisition of Soleno Therapeutics Completed in May 2026
SAN DIEGO, July 30, 2026 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced its financial results for the second quarter ended June 30, 2026.
“Our second quarter performance demonstrates the power of a strategy designed to compound over time,” said Kyle W. Gano, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “As our commercial portfolio of first-in-class medicines continues to grow, so does our capacity to reinvest in innovation, advance a differentiated late-stage pipeline and pursue strategic opportunities that strengthen the company for the long term. With multiple important clinical milestones in 2027, including Phase 3 readouts for osavampator in major depressive disorder and direclidine in schizophrenia, we are building an enduring company poised to deliver meaningful value for patients and shareholders for years to come.”
Total Revenue Highlights

	Three Months Ended June 30,
(unaudited, in millions, except per share data)	2026	2025	YoY Growth
Revenues:
INGREZZA Net Product Sales	$716	$624	15%
CRENESSITY® (crinecerfont) Net Product Sales	184	53	247%
VYKAT® (diazoxide choline) XR Net Product Sales*	54	—	NM
Other Revenues	5	11	NM
Total Revenues	$959	$688	39%
* Net product sales for VYKAT XR are included from the closing of the Soleno Therapeutics acquisition on May 18th
•Total revenues for the second quarter 2026 were $959 million, compared with $688 million in the prior-year period representing 39% year-over-year growth. Unaudited pro-forma total revenues were $998 million for the second quarter 2026 when including full quarter VYKAT XR net product sales.
•INGREZZA second-quarter 2026 net product sales were $716 million, representing 15% growth year-over-year. Results reflected double-digit prescription volume growth in TRx and record NRx driven by strong patient demand.
•INGREZZA full year 2026 guidance was increased from a range of $2.7 billion to $2.8 billion up to $2.825 billion to $2.875 billion.
•CRENESSITY second-quarter 2026 net product sales were $184 million, driven by strong patient demand with approximately 80% reimbursement for dispensed prescriptions in the second quarter 2026.
•VYKAT XR second-quarter 2026 net product sales were $54 million from May 18, 2026, the closing date of the Soleno acquisition. Unaudited pro-forma full quarter net product sales were $94 million.

Recent Clinical and Corporate Developments
•In May 2026, acquired Soleno Therapeutics for $53.00 per share in cash, representing a total transaction equity value of $2.9 billion. The addition of VYKAT XR, a first-in-class therapy to treat hyperphagia in Prader-Willi syndrome (PWS), expands Neurocrine's portfolio of innovative medicines and strengthens its leadership position in endocrinology and rare disease.
•In May 2026, the Company entered into a $1.0 billion senior secured revolving credit facility to provide an additional source of liquidity for general corporate purposes. As of June 30, 2026, available borrowing capacity was $1.0 billion.
•Announced new two-year data from the Phase 3 CAHtalyst® Pediatric study showing positive growth outcomes in children and adolescents with classic congenital adrenal hyperplasia treated with CRENESSITY.
•Announced new two-year data from the Phase 3 CAHtalyst® Adult study demonstrating improved cardiometabolic outcomes alongside sustained glucocorticoid dose reduction through up to two years of treatment with CRENESSITY for classic congenital adrenal hyperplasia.
•Announced publication of expert recommendations for glucocorticoid dose reduction after initiating CRENESSITY for the treatment of classic congenital adrenal hyperplasia.
•Presented new VYKAT XR data demonstrating meaningful and durable improvements in hyperphagia and behavioral symptoms in Prader-Willi syndrome following randomized withdrawal period.
•Announced new post-hoc data from the KINECT® 4 clinical trial demonstrating that adults with tardive dyskinesia treated with INGREZZA capsules experienced clinically meaningful and robust improvements in involuntary movement severity, including those who did not meet the stringent symptomatic remission threshold.
•Initiated Phase 2 clinical study to assess the safety and tolerability of crinecerfont in children aged 3 months to under 4 years with classic congenital adrenal hyperplasia.
•Promoted Samir Siddhanti to the executive management team as Chief Business Officer where he will lead the Company’s business development, corporate strategy, and R&D portfolio management functions helping guide Neurocrine’s continued evolution into a leading, global biotechnology company.

Second-Quarter 2026 Financial Results

	Three Months Ended June 30,
(unaudited, in millions, except per share data)	2026	2025
Total Revenues	$959	$688

GAAP Cost of Revenues	$23	$10
Non-GAAP Cost of Revenues	$18	$10

GAAP Research and Development (R&D)	$327	$244
Non-GAAP R&D	$276	$223

GAAP Selling, General, and Administrative (SG&A)	$440	$286
Non-GAAP SG&A	$305	$255

GAAP Net Income	$144	$108
GAAP Earnings Per Share – Diluted	$1.39	$1.06

Non-GAAP Net Income	$297	$166
Non-GAAP Earnings Per Share – Diluted	$2.85	$1.65

(unaudited, in millions)	June 30, 2026	December 31, 2025
Total Cash, Cash Equivalents, and Marketable Securities	$482	$2,543
•Second-quarter 2026 GAAP net income and earnings per share were $144 million and $1.39, respectively, compared with $108 million and $1.06, respectively, for second-quarter 2025.
•Second-quarter 2026 Non-GAAP net income and earnings per share were $297 million and $2.85, respectively, compared with $166 million and $1.65, respectively, for second-quarter 2025.
•A reconciliation of GAAP to Non-GAAP financial results can be found in Table 3 at the end of this press release.
•Second-quarter 2026 GAAP and Non-GAAP net income compared with second-quarter 2025 were primarily driven by:
◦Higher net product sales of $272 million.
◦For the second quarter 2026, GAAP operating expenses included certain expenses associated with the acquisition of Soleno Therapeutics, Inc., which closed in May 2026, and are excluded from Non-GAAP operating expenses.
◦Increased R&D expense in support of an expanded and advancing pre-clinical and clinical portfolio included investments in the osavampator Phase 3 program in major depressive disorder (MDD) and the muscarinic franchise, including the direclidine Phase 3 program as a potential treatment for adults with schizophrenia. Development milestone expense included in R&D was $0.3 million and $15 million for the second quarter 2026 and 2025.
◦Increased SG&A expense primarily reflected continued investment in our commercial organization, included the expansion of our INGREZZA and CRENESSITY sales teams in the first quarter of 2026 and partial quarter of expense for support of VYKAT XR.

•At June 30, 2026, the Company had cash, cash equivalents, and marketable securities totaling approximately $482 million.
Full Year 2026 Financial Guidance

(dollars in millions)	Prior	Updated
INGREZZA Net Product Sales [1]	$2,700 - $2,800	$2,825 - $2,875

GAAP R&D [2]	$1,200 - $1,250	$1,275 - $1,325
Non-GAAP R&D [2,3]	$1,110 - $1,160	$1,140 - $1,190

IPR&D [4]	$20	$23

GAAP SG&A [5]	$1,375 - $1,400	$1,575 - $1,600
Non-GAAP SG&A [3,5]	$1,240 - $1,265	$1,325 - $1,350

GAAP Amortization of Acquired Intangible Assets [6]	Not applicable	$85 - $90
1.INGREZZA sales guidance reflects expected net product sales of INGREZZA in tardive dyskinesia and chorea associated with Huntington’s disease.
2.R&D guidance reflects the continued advancement of the Company’s pre-clinical and clinical portfolio including the Phase 3 programs for osavampator in MDD and direclidine in schizophrenia, and includes approximately $25 million of expense for development milestones related to our in-licensed product candidates. Development milestones are included in R&D guidance once achieved or deemed probable to achieve.
3.Non-GAAP guidance has been adjusted to exclude estimated non-cash stock-based compensation expense of approximately $115 million in R&D and $170 million in SG&A, including approximately $58 million related to the acceleration of vesting of equity awards for Soleno employees which vested in full upon the closing of the transaction, and acquisition, integration and divestiture-related expenses of approximately $95 million. Non-cash stock-based compensation expense for performance-based equity awards is included in guidance once the predefined performance-based criteria for vesting is achieved or deemed probable to achieve.
4.IPR&D guidance represents completed collaboration and licensing arrangements.
5.SG&A guidance reflects expense for ongoing commercial initiatives, including the recent expansion of our sales teams in Q1 2026, supporting INGREZZA growth and the launch of CRENESSITY and VYKAT XR.
6.In connection with the acquisition of Soleno, the Company recorded approximately $2.2 billion of intellectual property related to VYKAT XR to the balance sheet, which will be amortized over an expected life of 16 years.

Conference Call and Webcast Today at 4:30 PM Eastern Time
Neurocrine Biosciences will hold a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants can access the live conference call by dialing 800-347-6865 (US) or 203-518-9757 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 4:30 p.m. Eastern Time on Neurocrine Biosciences’ website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.
About Neurocrine Biosciences
Neurocrine Biosciences is a leading biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering, developing and commercializing life-changing treatments for patients with under-addressed neurological, psychiatric, endocrine and immunological disorders. The company’s diverse portfolio includes FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, hyperphagia in Prader-Willi syndrome, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For more than three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X, Facebook and YouTube. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, INGREZZA, and CRENESSITY are registered trademarks of Neurocrine Biosciences, Inc. VYKAT is a registered trademark of Soleno Therapeutics, Inc.

Non-GAAP Financial Measures
In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following Non-GAAP financial measures: Non-GAAP cost of revenues, Non-GAAP R&D expense, Non-GAAP SG&A expense, Non-GAAP other income (expense), net, Non-GAAP net income and earnings per share. When preparing the Non-GAAP financial results and guidance, the Company excludes certain GAAP items that management does not consider to be normal, including recurring cash operating expenses that might not meet the definition of unusual or non-recurring items. In particular, these Non-GAAP financial measures exclude: non-cash stock-based compensation expense, amortization expense related to acquired intangible assets, amortization expense related to acquisition-date inventory fair value step-up, stock based compensation expense related to the acceleration of vesting of equity awards for Soleno employees, changes in fair value of equity investments, acquisition-related transaction and integration costs, gains on sales of businesses, net of transaction costs, other divestiture-related transaction costs, changes in foreign currency exchange rates and certain adjustments to income tax expense. These Non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP as management believes these Non-GAAP financial measures are useful to investors because they help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company's financial position. Management also uses these Non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company's business and evaluate its performance. The Company provides guidance regarding combined R&D and SG&A expenses on both a GAAP and a Non-GAAP basis. A reconciliation of these GAAP financial results to Non-GAAP financial results is included in the attached financial information.
In connection with the Soleno acquisition, this press release also includes unaudited pro forma full quarter VYKAT XR net product sales and total revenue, Non-GAAP financial measures, which management uses, and believes is useful to investors, to provide supplemental information regarding VYKAT XR net product sales for the full second quarter of 2026, including the period from April 1, 2026 through May 17, 2026, prior to the closing of the acquisition on May 18, 2026.

Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to: our business strategy, objectives, and future development plans; the benefits to be derived from our products and product candidates; the value our products and/or our product candidates may bring to patients; the continued success of INGREZZA; successfully commercializing CRENESSITY and VYKAT XR; our financial and operating performance, including our future revenues, expenses, or profits; our full year 2026 financial guidance; our acquisition of Soleno Therapeutics, including the prospective benefits of the acquisition, and our strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to our future financial results, growth potential and anticipated product portfolio in connection with the acquisition; our collaborative partnerships; clinical and scientific data updates for our products and product candidates, including observations regarding clinical outcomes, safety, and tolerability; expected future clinical and regulatory milestones; and the timing of the initiation and/or completion of our clinical, regulatory, and other development activities and those of our collaboration partners. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements, include but are not limited to the following: risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general; risks and uncertainties associated with the commercialization of our products; risks related to our ability to realize the anticipated benefits of the acquisition of Soleno Therapeutics, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period and that we will not be able to integrate Soleno Therapeutics’ business successfully or that such integration may be more difficult, time-consuming or costly than expected, disruption from the acquisition, making it more difficult to conduct business as usual or maintain relationships with employees, customers, suppliers, other business partners or governmental entities, unknown or inestimable liabilities, the risk of litigation and/or regulatory actions related to the acquisition, and the degree and pace of market uptake of VYKAT XR; risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; risks associated with our ability to manage the growth of our organization; and other risks described in our periodic reports filed with the Securities and Exchange Commission. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than as required by law.

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Contact: Neurocrine Biosciences, Inc.
Tony Jewell (Media)
858-617-7578
media@neurocrine.com
Todd Tushla (Investors)
858-617-7143
ir@neurocrine.com

TABLE 1
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Net product sales	$954.3	$682.0	$1,765.3	$1,245.7
Collaboration revenues	4.7	5.5	8.2	14.4
Total revenues	959.0	687.5	1,773.5	1,260.1
Operating expenses:
Cost of revenues, excluding amortization of acquired intangible assets	23.2	10.3	36.9	18.5
Research and development	326.7	244.3	622.9	507.5
Acquired in-process research and development	1.5	—	22.7	0.1
Selling, general, and administrative	439.7	286.3	758.2	562.8
Amortization of acquired intangible assets	16.4	1.0	16.5	2.0
Gain on sale of business, net of transaction costs	—	—	(28.6)	—
Total operating expenses	807.5	541.9	1,428.6	1,090.9
Operating income	151.5	145.6	344.9	169.2
Other income (expense):
Interest expense	(2.9)	—	(2.9)	—
Unrealized gain (loss) on equity investments	1.2	(6.7)	26.5	(37.3)
Investment income and other, net	12.4	20.6	40.5	42.3
Total other income (expense), net	10.7	13.9	64.1	5.0
Income before provision for income taxes	162.2	159.5	409.0	174.2
Provision for income taxes	17.8	52.0	66.7	58.8
Net income	$144.4	$107.5	$342.3	$115.4

Earnings per share, basic	$1.43	$1.09	$3.40	$1.16
Earnings per share, diluted	$1.39	$1.06	$3.30	$1.13

Weighted average common shares outstanding, basic	101.0	99.0	100.8	99.3
Weighted average common shares outstanding, diluted	104.2	101.0	103.8	101.8

TABLE 2
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$389.8	$1,480.4
Accounts receivable	887.0	686.8
Inventory	104.2	69.0
Other current assets	256.5	286.5
Total current assets	1,637.5	2,522.7
Noncurrent inventory	149.1	—
Noncurrent marketable securities	91.9	1,063.0
Right-of-use assets	448.0	455.4
Equity investments	147.3	120.8
Property and equipment, net	90.5	89.8
Intangible assets, net	2,226.0	4.7
Goodwill	500.6	6.1
Deferred tax assets	8.9	320.3
Other noncurrent assets	59.3	48.7
Total assets	$5,359.1	$4,631.5

Total current liabilities	874.5	743.4
Deferred tax liabilities	91.5	—
Noncurrent operating lease liabilities	401.8	415.3
Other noncurrent liabilities	297.7	219.7
Stockholders’ equity	3,693.6	3,253.1
Total liabilities and stockholders’ equity	$5,359.1	$4,631.5

TABLE 3
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income [1]	$144.4	$107.5	$342.3	$115.4
Adjustments:
Stock-based compensation expense	65.0	52.8	122.2	105.6
Acceleration of stock-based compensation expense and related taxes [2]	60.1	—	60.1	—
Acquisition-related employee compensation and severance costs	21.9	—	21.9	—
Amortization of inventory fair value step-up [3]	3.0	—	3.0	—
Amortization of acquired intangible assets [4]	16.4	1.0	16.5	2.0
Acquisition/divestiture-related transaction and integration costs	45.0	—	48.7	—
Gain on sale of business, net of transaction costs [5]	—	—	(28.6)	—
Changes in fair values of equity investments [6]	(1.2)	6.7	(26.5)	37.3
Other	0.7	0.8	1.3	2.3
Income tax effect related to reconciling items [7]	(58.6)	(2.6)	(63.7)	(24.8)
Non-GAAP net income [1]	$296.7	$166.2	$497.2	$237.8

Diluted earnings per share:
GAAP	$1.39	$1.06	$3.30	$1.13
Non-GAAP	$2.85	$1.65	$4.79	$2.34

TABLE 3 (CONTINUED)
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of Revenues:
GAAP cost of revenues	$23.2	$10.3	$36.9	$18.5
Adjustments:
Acceleration of stock-based compensation expense and related taxes [2]	1.8	—	1.8	—
Acquisition-related employee compensation and severance costs	0.2	—	0.2	—
Amortization of inventory fair value step-up [3]	3.0	—	3.0	—
Non-GAAP cost of revenues	$18.2	$10.3	$31.9	$18.5

Research and Development:
GAAP R&D	$326.7	$244.3	$622.9	$507.5
Adjustments:
Stock-based compensation expense	27.5	21.6	51.7	44.6
Acceleration of stock-based compensation expense and related taxes [2]	18.1	—	18.1	—
Acquisition-related employee compensation and severance costs	5.0	—	5.0	—
Non-GAAP R&D	$276.1	$222.7	$548.1	$462.9

Selling, General, and Administrative:
GAAP SG&A	$439.7	$286.3	$758.2	$562.8
Adjustments:
Stock-based compensation expense	37.5	31.2	70.5	61.0
Acceleration of stock-based compensation expense and related taxes [2]	40.2	—	40.2	—
Acquisition-related employee compensation and severance costs	16.7	—	16.7	—
Acquisition/divestiture-related transaction and integration costs	39.9	—	43.6	—
Other	0.5	0.5	1.1	1.9
Non-GAAP SG&A	$304.9	$254.6	$586.1	$499.9

Amortization of Acquired Intangible Assets:
GAAP amortization of acquired intangible assets	$16.4	$1.0	$16.5	$2.0
Adjustments:
Amortization of acquired intangible assets [4]	16.4	1.0	16.5	2.0
Non-GAAP amortization of acquired intangible assets	$—	$—	$—	$—

Gain on Sale of Business, Net of Transaction Costs:
GAAP gain on sale of business, net of transaction costs	$—	$—	$(28.6)	$—
Adjustments:
Gain on sale of business, net of transaction costs [5]	—	—	(28.6)	—
Non-GAAP gain on sale of business, net of transaction costs	$—	$—	$—	$—

Other Income (Expense):
GAAP other income, net	$10.7	$13.9	$64.1	$5.0
Adjustments:
Changes in fair values of equity investments [6]	(1.2)	6.7	(26.5)	37.3
Acquisition/divestiture-related transaction and integration costs	5.1	—	5.1	—
Other	0.2	0.3	0.2	0.4
Non-GAAP other income, net	$14.8	$20.9	$42.9	$42.7

TABLE 3 (CONTINUED)
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited, in millions, except per share data)

1. Includes the following expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Milestones (R&D)	$0.3	$15.1	$22.9	$60.5
Acquired in-process research and development (IPR&D)	$1.5	$—	$22.7	$0.1
2. Relates to the acceleration of vesting of equity awards for Soleno employees which vested in full upon the closing of the transaction.
3. Relates to amortization expense associated with recording approximately $168 million of VYKAT XR inventory fair value step-up.
4. Primarily relates to amortization of acquired intangible assets associated with the recording of approximately $2.2 billion of intellectual property related to VYKAT XR, which will be amortized over 16 years.
5. Reflects a pre-tax gain, net of transaction costs, recognized on the sale of Neurocrine Group Limited in January 2026.
6. Reflects periodic fluctuations in the fair values of equity investments.
7. Estimated income tax effect of Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance. In addition, Non-GAAP tax expense may also be affected by certain non-recurring, non-operating, or discrete tax items.